Exhibit 4.1

                              110 MEDIA GROUP, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


      This Stock Option Agreement is made by and between 110 Media Group, Inc., a corporation formed under the laws of the State of Delaware (the "Company"), and the individual ("Optionee") specified on the attached Notice of Grant of Stock Options and Option Agreement (the "Notice").

                                   WITNESSETH:

      WHEREAS, the Optionee is a valued employee of the Company; and

      WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of the $.001 par value common stock of the Company pursuant to the provisions of the Company's 2003 Equity Incentive Plan (the "Plan").

      NOW, THEREFORE, in consideration of the premises contained herein and in the Plan, it is agreed as follows:

      (1) Grant of Option. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants the Optionee the right, privilege and option (the "Option") to purchase the number of shares specified in the attached Notice of the $.001 par value common stock of the Company at a price per share specified in the attached Notice, the fair market value of each such share on the date of grant. The future value of such shares is unknown and cannot be predicted with certainty. If such shares do not increase in value, the Option will have no value.

      (2) Term and Vesting of Option. The term of the Option shall be for the period set forth on the Notice, but in no event for more than ten (10) years ("Term") from the date of this Agreement and, subject to the terms and provisions hereof and the Plan, the Option shall vest and Optionee may exercise the Option in accordance with the vesting schedule specified in the attached Notice and within the Term. Subject to the foregoing, the Option may be exercised in whole or in part with respect to all or any portion of the shares to which it relates.

      (3) Method of Exercise. The Option shall be exercised by the transmittal of written notice thereof to the Company at its principal place of business. Such notice shall specify the number of shares which the Optionee elects to purchase, shall be signed by the Optionee and shall be accompanied by payment of the purchase price for the shares which the Optionee elects to purchase. Such payment may be made in whole or in part (i) in cash or (ii) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. The Company may instruct the broker to deposit the entire sale proceeds into a Company owned account for further distribution to the Optionee, net of the entire purchase price and any tax withholding resulting from such exercise.

      (4) Termination of Option. The Option shall terminate on the earliest to occur of the following:



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            (a)   The expiration  date set forth on the Notice or ten (10) years from the date of this Agreement.

            (b) Three (3) months after the termination of the Optionee's employment with the Company, unless such termination is the result of disability, death or retirement.

            (c) In the case of termination as a result of disability or death, one (1) year after the date of such termination.

            (d) In the case of termination as a result of retirement (as determined by the administrator of the Plan in its sole
                  discretion),   five  (5)   years   after   the  date  of  such
                  termination.

      (5) Plan; Restrictions. In all respects this Agreement and the Option granted herein shall be subject to the terms and provisions of the Plan which has been, or is being, provided, or otherwise made available, to the Optionee and is incorporated herein by reference. Accordingly, the rights of the Optionee under this Agreement and the shares of common stock of the Company which the Optionee may purchase hereunder are subject to certain restrictions as set forth in the Plan.

      (6) Rights Prior to Exercise of Option. The Optionee shall have no rights as a stockholder with respect to the shares of stock subject to the Option until the exercise of his rights hereunder and the issuance and delivery to Optionee of a certificate or certificates evidencing such shares.

      (7) Transferability. Except as otherwise provided in this Section, the Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. However, the Optionee, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Optionee's Immediate Family (including, without limitation, to a trust for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, bothers and grandchildren (and, for this purpose, shall also include the Optionee).

      (8) Termination of the Plan; No Right to Future Grants; Extraordinary Item of Compensation. By entering into the Notice and Stock Option Agreement, the Optionee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Optionee's participation in the Plan is voluntary; (v) that the value of the option is an extraordinary item of compensation which is outside the scope of the Optionee's employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.



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

      (9) Data Privacy. By entering into the Notice and Stock Option Agreement, the Optionee: (i) authorizes the Company and Subsidiary, and any agent of the Company and Subsidiary administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and
(iii) authorizes the Company and Subsidiary to store and transmit such information in electronic form.

      (10)   Applicable  Laws  and  Consent  to   Jurisdiction.   The  validity,
construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the State of New York and agree that such litigation shall be conducted in the courts of Suffolk County, New York or the federal courts of the United States for Suffolk County, New York.

      (11) Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

      (13) Waiver. The waiver by the Company of a breach of any provision of this Agreement by Optionee shall not operate or be construed as a waiver of any subsequent breach by Optionee.

      (14) Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the estate of the Optionee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee.

      (15) Construction. This Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall govern.


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110 Media Group, Inc.                               Date



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Optionee                                            Date



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                        NOTICE OF GRANT OF STOCK OPTIONS



Name           No. of Options     Exercise Price     Expiration Date    Vesting





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